SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

Amendment No. 1 To

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

March 9, 2002

Date of Report (Date of earliest event reported)

Expedia, Inc.

(Exact Name of Registrant as Specified in Charter)

Washington

(State or Other Jurisdiction of Incorporation)

000-27429

(Commission File Number)

91-1996083

(IRS Employer Identification No.)

13810 SE Eastgate Way, Suite 400, Bellevue, WA 98005

(Address of Principal Executive Offices)                 (Zip Code)

(425) 564-7200

Registrant’s telephone number, including area code

N/A

(Former Name or Former Address, if Changed Since Last Report)

Item  7.    Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired

On March 9, 2002, Expedia, Inc. (“Expedia”) acquired substantially all of the assets of Classic Custom Vacations, a California corporation and a wholly owned subsidiary of Classic Vacation Group, Inc. (“CVG”). On May 15, 2002, Expedia filed a Form 8-K (the “Form 8-K”) including, among other things, the consolidated financial statements of CVG as of and for the years ended December 31, 2001 and 2000, together with an audit report dated May 6, 2002 issued by Arthur Andersen LLP, CVG’s independent public accountants (“Arthur Andersen”). The audit report stated that, in Arthur Andersen’s opinion, the consolidated financial statements of CVG presented fairly, in all material respects, the financial position of CVG and subsidiaries as of December 31, 2001 and 2000, and the results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States.

On March 14, 2002, an indictment was unsealed charging Arthur Andersen with federal obstruction of justice arising from the U.S. government’s investigation of Enron Corp. On June 15, 2002, a jury convicted Arthur Andersen on these charges. As a result of Arthur Andersen’s indictment, on March 18, 2002, the Securities and Exchange Commission (the “Commission”) adopted temporary rules to assure a continuing and orderly flow of information to investors and the U.S. capital markets and to minimize any potential disruptions that may occur as a result of the indictment of Arthur Andersen.

Pursuant to Temporary Note 3T to Article 3 of Regulation S-X, any company that files with the Commission audited financial statements with an auditor’s report issued by Arthur Andersen after March 14, 2002 is required to include as an exhibit to the filing an “assurances letter” from the filing company addressed to the Commission stating that Arthur Andersen has represented that the audit was subject to Arthur Andersen’s quality control system for the U.S. accounting and auditing practice to provide reasonable assurance that the engagement was conducted in compliance with professional standards, that there was appropriate continuity of Arthur Andersen personnel working on the audit, availability of national office consultation, and availability of personnel at foreign affiliates of Arthur Andersen to conduct the relevant portions of the audit.

The Form 8-K did not contain such an assurances letter as an exhibit. As soon as Expedia became aware of this requirement, Expedia contacted CVG and Arthur Andersen and requested that Arthur Andersen provide CVG, in writing, with the appropriate representations concerning the audit of CVG to enable Expedia to file the assurances letter with the Commission. Arthur Andersen has now provided the shareholders of CVG with such representations and has provided Expedia with a copy of such letter. Accordingly, Expedia is now filing this amendment to the Form 8-K for the purpose of filing as Exhibit 99.5 an assurances letter from Expedia to the Commission with respect to Arthur Andersen, as prescribed by Temporary Note 3T of Rule 3-01 of Regulation S-X.

In addition, the Form 8-K did not contain as an exhibit, as required by the federal securities laws, a written consent of Arthur Andersen consenting to the incorporation by reference of the audit report into Expedia’s existing registration statements (specifically, Expedia’s Registration Statements on Form S-3 (File No. 333-51146 and 333-73168) and on Form S-8 (File Nos. 333-65138, 333-91623, 333-91631 and 333-91639) collectively, the “Registration Statements”). Expedia requested that Arthur Andersen provide Expedia with such consent and was informed that, as a result of the departure of the CVG engagement audit partner, Arthur Andersen was no longer able to do so. Pursuant to Temporary Rule 437(a) of the Securities Act of 1933 adopted by the Commission, issuers are relieved in certain cases from the obligation to obtain Arthur Andersen consents. Expedia believes that it is able to rely on such relief. However, Expedia security holders who make an investment decision based upon the information set forth in the Registration Statements, including the consolidated financial statements of CVG that are incorporated by reference therein, should be aware that Arthur Andersen has not consented to the incorporation by reference of their audit report into the Registration Statements. Accordingly, such security holders will have no effective remedy, and will not be entitled to recovery, against Arthur Andersen under Section 11 of the Securities Act of 1933 for any material misstatements or omissions in the consolidated financial statements of CVG included in the Form 8-K.

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(c)  Exhibits

The following document is hereby added to the “INDEX TO EXHIBITS” and is attached hereto.

Exhibit No.	Description of Document
99.5	Letter pursuant to Temporary Note 3T of Rule 3-01 of Regulation S-X

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXPEDIA, INC.

/s/	GREGORY S. STANGER

Gregory S. Stanger
Sr. Vice President and Chief Financial Officer

Dated: June 28, 2002

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